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                                                                    EXHIBIT 23.3

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Cubist Pharmaceuticals Inc.
(formerly TerraGen Discovery Inc.)

We consent to the incorporation by reference in the pre-effective amendment
No. 1 to the registration statement on Form S-3 of Cubist Pharmaceuticals, Inc. (the "Company") of our report dated April 3, 2000, except as to the acquisition of the Company described in note A which is as of October 23, 2000, with respect to the consolidated balance sheet of Cubist Pharmaceuticals Inc. (formerly TerraGen Discovery Inc.) as of December 31, 1999, and the consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the Company's December 31, 2000 Annual Report on Form 10-K and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG

Chartered Accountants

Vancouver, Canada
January 29, 2001